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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                           Form 8-K

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 21,
1997


               First Federal Bancorporation
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(Exact name of Registrant as specified in its charter)


    Minnesota                      0-25704           41-1796238
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(State or other jurisdiction     (Commission       (I.R.S.
Employer
of incorporation)                File Number)    Identification
No.)


214 Fifth Street, Bemidji, Minnesota                      56601
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(Address of principal executive offices)                (Zip
Code)

Registrant's telephone number, including area code: (218) 751-
5120
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                          Not Applicable
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(Former name or former address, if changed since last report)
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Item 4.  Changes in Registrant's Certifying Accountant.
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     On January 21, 1997, First Federal Bancorporation (the
"Registrant"), with the approval of the Board of Directors, determined to dismiss the Registrant's independent public auditors, KPMG Peat Marwick LLP, and to engage McGladrey & Pullen LLP. The Board of Directors' decision to engage McGladrey &
Pullen is based on the resources of that firm's community-based financial institution practice in Minnesota. KPMG Peat Marwick LLP's reports on the financial statements of the Registrant for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report refers to the changes in First Federal
Bancorporation's method of accounting for securities and its method of accounting for income taxes during the year ended September 30, 1994. During the two most recent fiscal years and the interim period subsequent to October 25, 1996, through January 21, 1997 (date of dismissal), there have not been any disagreements between the Registrant and KPMG Peat Marwick LLP on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

     McGladrey & Pullen has been engaged as the Registrant's independent public auditors effective immediately. The Registrant has not requested or obtained any advice from McGladrey & Pullen concerning any material accounting, auditing or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinions that might be rendered on the Registrant's consolidated financial statements. A copy of a letter from KPMG Peat Marwick LLP in response to this item is attached hereto as
Exhibit 16.


Item 7.  Financial Statements, Pro Forma Financial Information
and
         Exhibits.
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         Exhibit 16  Letter From KPMG Peat Marwick LLP, the

                     Registrant's Former Accountant
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                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FIRST FEDERAL BANCORPORATION


                           By: /s/ William R. Belford
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                               William R. Belford
                               President and Chief Executive
                                  Officer

Date:  January 27, 1997